Exhibit 99.1

News Release From Nuance Communications For Immediate Release

Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Holly Dewar Nuance Communications, Inc. Tel: 781-565-5000 Email: holly.dewar@nuance.com
Nuance Announces Second Fiscal Quarter 2009 Results
Strong Performance from On-Demand Solutions in Enterprise and Healthcare Drive Revenue;
Cost Controls and Increased Services Margins Improve Profitability
BURLINGTON, Mass., May 11, 2009 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the second fiscal quarter ended March 31, 2009.
Nuance reported GAAP revenues of $229.1 million in the quarter ended March 31, 2009, a 13 percent increase over GAAP revenues of $203.3 million in the quarter ended March 31, 2008.  The Company reported non-GAAP revenue of approximately $238.8 million, which includes $9.6 million in revenue lost to accounting treatment in conjunction with the Company’s business and technology acquisitions.  Using the non-GAAP measure, revenue grew approximately 9 percent over the same quarter last year.
Nuance recognized GAAP net income of $7.1 million, or $0.03 per diluted share, in the quarter ended March 31, 2009, compared with a GAAP net loss of $26.8 million, or $(0.13) per share, in the quarter ended March 31, 2008. Nuance reported non-GAAP net income of $63.4 million, or $0.24 per diluted share, for the period ended March 31, 2009, compared to non-GAAP net income of $41.7 million, or $0.18 per diluted share, in the quarter ended March 31, 2008.
The non-GAAP net income amount excludes non-cash income taxes and interest, amortization of intangible assets, non-cash share-based payments, acquisition-related transition and integration costs, and restructuring and other charges (credits).  Non-GAAP net income includes revenue and cost of revenue related to acquisitions that would otherwise be recognized but for the accounting treatment related to the acquisitions. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Despite the challenging environment for capital and consumer spending, Nuance made significant progress in operating margins and the growth of recurring revenue streams,” said Paul Ricci, chairman and CEO of Nuance. “Strong expense controls, which we expect to continue for the remainder of the fiscal year, enabled us to exceed profit expectations. At the same time, Nuance has responded to the hastening interest within our healthcare, enterprise and mobile services markets for on-demand solutions with significant investments that position us for additional growth next year. In Q2, we won several long-term contracts in our enterprise and healthcare businesses, and had several design wins in our mobile business, that will begin contributing revenue in future quarters.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Healthcare-Dictation – Non-GAAP revenues for Nuance’s healthcare and dictation solutions were $105.2 million, up 32 percent, as reported, from the same quarter last year. Nuance’s healthcare unit enjoyed year-over-year revenue growth fueled by its hosted, on-demand solutions. On-premise solutions, which require capital budgets, were sluggish, as a growing number of healthcare institutions moved toward on-demand services. Important contracts from the second quarter include Fletcher Allen, HCA Far West, Ottawa Healthcare and the University of Kentucky. Revenues from Dragon NaturallySpeaking in non-healthcare markets were weak due to a challenging environment for Windows-based software, especially in consumer markets.

•	Mobile-Enterprise – Non-GAAP revenues for Nuance’s enterprise and mobile solutions were $119.5 million, up slightly, as reported, from the same quarter last year. Nuance experienced continued strength in enterprise on-demand, professional services and maintenance contracts, especially in North America, and benefited from increased revenues associated with new mobile care solutions. Nuance’s mobile business showed modest growth. Although there was a decline in the number of devices shipped, this decline was offset by Nuance’s penetration on a higher percentage of OEM models, especially on handsets. In addition, Nuance speech solutions gained mainstream visibility through popular consumer devices from Amazon, Apple, Samsung and TomTom.

•	Imaging – Revenues for Nuance’s PDF and document imaging solutions were $14.1 million, down 37 percent, as reported, from the same quarter last year. The year-over-year decline reflects the continued weakness in Windows-based software sales, as well as reduced sales through its channels as Nuance prepares for new product release launches later this fiscal year.

•	Operational Achievements – Nuance increased its focus on expense controls and accelerating synergies from recent acquisitions to significantly improve non-GAAP margins. Non-GAAP operating margins rose to 31.3 percent, compared to 24.0 percent in the second quarter 2008. Nuance achieved non-GAAP gross margins of 68.2 percent in the second quarter 2009, compared to 66.8 percent in the same period last year. Cash flows from operations were $49.8 million in the second quarter 2009. On a year-to-date basis, cash flows from operations were $130.6, up $48.6 million from the same period in 2008. The Company’s cash balance as of March 31, 2009, was $421.0 million .
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. This process and these remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the Company’s quarterly conference call. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
As previously scheduled, the conference call will begin today, May 11, 2009 at 5:00 pm ET and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1059 or (612) 234-9959 at least five minutes prior to the call and referencing conference code 998061. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 998061.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, iChart and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s product offerings and solutions in healthcare and dictation, mobile-enterprise and imaging, anticipated expense reduction activities, Nuance’s revenue and earnings projections for the third quarter of fiscal 2009, Nuance’s financial performance during the remainder of fiscal 2009, and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2009 and 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.

The Company provides supplementary non-GAAP financial measures of revenue which include revenue related to acquisitions, primarily from Phillips Speech Recognition Systems and Tegic, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the quarter. Because GAAP accounting requires the elimination of these revenues, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenues. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts, although we cannot be certain that customers will renew these contracts. Additionally, although acquisition related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Expenses.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures which exclude certain expense items resulting from acquisitions to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. These items are included in the following categories: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; (iii) in-process research and development; and (iv) costs associated with the investigation of the financial results of acquired entities. These categories are further discussed as follows:
(i) Acquisition-related transition and integration costs. The Company excludes transition and integration costs such as retention and earnout bonuses for employees from acquisitions. The Company does not consider these expenses to be related to the organic continuing operation of its business, and believes it is useful to management and investors to understand the effects of these items on total operating expenses. Although acquisition-related transition and integration costs are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions.
(ii) Amortization of intangible assets. The Company excludes the amortization of intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company believes that it is important for investors to understand that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future periods as well. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
(iii) In-Process research and development. The Company excludes expenses associated with acquired in-process research and development from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired research and development had been conducted internally rather than acquired. Although expenses associated with acquired in-process research and development are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
(iv) Costs associated with the investigation of the financial results of acquired entities. The Company excludes expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. The Company also incurs post-closing legal and other professional services fees for non-recurring compliance and regulatory matters associated with acquisitions. The Company does not consider these expenses to be related to the organic continuing operations of the acquired businesses, and believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses. Although these expenses are not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of share-based payments allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when share based payments were more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options granted are influenced by factors such as volatility and risk-free interest rates that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii) and (iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of other, unplanned events to measure operating performance as well as current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. The Company assesses operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be organic continuing operations.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow
Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
Revenue:
Product and licensing	$87,025	$94,254	$172,600	$192,190
Professional services, subscription and hosting	103,004	72,203	193,196	134,623
Maintenance and support	39,116	36,845	80,183	71,513

Total revenue	229,145	203,302	445,979	398,326

Cost of revenue:
Product and licensing	9,051	10,686	17,808	22,271
Professional services, subscription and hosting	62,781	56,443	121,263	101,267
Maintenance and support	7,137	8,908	14,180	16,353
Amortization of intangible assets	9,409	7,759	17,427	12,746

Total cost of revenue	88,378	83,796	170,678	152,637

Gross profit	140,767	119,506	275,301	245,689

Operating expenses:
Research and development	27,766	30,908	58,779	58,753
Sales and marketing	50,369	56,766	111,615	112,773
General and administrative	27,902	28,074	58,159	53,309
Amortization of intangible assets	19,034	14,155	36,382	25,654
Restructuring and other charges, net	250	3,326	2,348	5,478

Total operating expenses	125,321	133,229	267,283	255,967

Income (loss) from operations	15,446	(13,723)	8,018	(10,278)

Other expense, net	(9,377)	(12,299)	(14,888)	(26,543)

Income (loss) before income taxes	6,069	(26,022)	(6,870)	(36,821)

Provision (benefit) for income taxes	(998)	769	10,613	5,394

Net income (loss)	$7,067	$(26,791)	$(17,483)	$(42,215)

Net income (loss) per share:

Basic	$0.03	$(0.13)	$(0.07)	$(0.21)

Diluted	$0.03	$(0.13)	$(0.07)	$(0.21)

Weighted average common shares outstanding:
Basic	250,656	206,348	243,283	200,280

Diluted	269,187	206,348	243,283	200,280

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
GAAP revenue	$229,145	$203,302	$445,979	$398,326
Acquisition-related revenue adjustments: product & licensing	7,154	12,999	31,953	23,218
Acquisition-related revenue adjustments: professional services, subscription and hosting	1,210	2,262	2,450	5,797
Acquisition-related revenue adjustments: maintenance and support	1,281	1,305	2,851	1,579

Non-GAAP revenue	$238,790	$219,868	$483,233	$428,920

GAAP cost of revenue	$88,378	$83,796	$170,678	$152,637
Cost of revenue from amortization of intangible assets	(9,409)	(7,759)	(17,427)	(12,746)
Cost of revenue adjustments: product & licensing (1,2,3)	(5)	373	(11)	337
Cost of revenue adjustments: professional services, subscription and hosting (1,2,3)	(2,711)	(2,826)	(4,368)	(2,990)
Cost of revenue adjustments: maintenance & support (1,2,3)	(249)	(620)	(335)	(1,020)

Non-GAAP cost of revenue	$76,004	$72,964	$148,537	$136,218

GAAP gross profit	$140,767	$119,506	$275,301	$245,689
Gross profit adjustments	22,019	27,398	59,395	47,013

Non-GAAP gross profit	$162,786	$146,904	$334,696	$292,702

GAAP income (loss) from operations	$15,446	$(13,723)	$8,018	$(10,278)
Gross profit adjustments	22,019	27,398	59,395	47,013
Research and development (1, 2)	3,373	6,227	6,526	10,210
Sales and marketing (1, 2)	6,454	7,307	14,557	13,450
General and administrative (1, 2)	8,089	8,073	17,791	14,823
Amortization of intangible assets	19,034	14,155	36,382	25,654
Restructuring and other charges, net	250	3,326	2,348	5,478

Non-GAAP income from operations	$74,665	$52,763	$145,017	$106,350

GAAP provision (benefit) for income taxes	$(998)	$769	$10,613	$5,394
Non-cash taxes	4,356	(235)	(1,955)	(3,060)

Non-GAAP provision for income taxes	$3,358	$534	$8,658	$2,334

GAAP net income (loss)	$7,067	$(26,791)	$(17,483)	$(42,215)
Cost of revenue from amortization of intangible assets	9,409	7,759	17,427	12,746
Amortization of intangible assets	19,034	14,155	36,382	25,654
Non-cash share-based payments (1)	18,015	23,244	35,002	38,419
Non-cash interest expense, net	1,493	1,726	2,938	3,031
Restructuring and other charges, net	250	3,326	2,348	5,478
Non-cash income taxes	(4,356)	235	1,955	3,060
Purchase accounting adjustment — cost of revenue (3)	(499)	(1,135)	(644)	(2,291)
Purchase accounting adjustment — revenue (3)	9,645	16,566	37,254	30,594
Acquisition-related transition and integration costs (2)	3,365	2,571	9,230	6,028

Non-GAAP net income	$63,423	$41,656	$124,409	$80,504

GAAP weighted average common shares outstanding — diluted	269,187	206,348	243,283	200,280
Adjustment for shares that are dilutive on a non-GAAP basis	—	23,370	18,601	24,347

Non-GAAP weighted average common shares outstanding — diluted	269,187	229,718	261,884	224,627

GAAP net income (loss) per share — diluted	$0.03	$(0.13)	$(0.07)	$(0.21)
Adjustment for net income per share on a non-GAAP basis	0.21	0.31	0.55	0.57

Non-GAAP net income per share — diluted	$0.24	$0.18	$0.48	$0.36

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
(1) Non-cash share-based payments
Cost of product and licensing	$4	$10	$6	$14
Cost of professional services, subscription and hosting	3,147	3,416	4,927	5,021
Cost of maintenance and support	275	580	425	906
Research and development	2,937	5,520	5,627	9,104
Sales and marketing	6,228	6,523	13,559	11,563
General and administrative	5,424	7,195	10,458	11,811

Total	$18,015	$23,244	$35,002	$38,419

(2) Acquisition-related transition and integration costs
Cost of product and licensing	$1	$(2)	$1	$—
Cost of professional services, subscription and hosting	27	164	(11)	(91)
Cost of maintenance and support	10	40	10	114
Research and development	436	707	899	1,106
Sales and marketing	226	784	998	1,887
General and administrative	2,665	878	7,333	3,012

Total	$3,365	$2,571	$9,230	$6,028

(3) Acquistion-related adjustments
Revenue	$9,645	$16,566	$37,254	$30,594
Cost of product and licensing	—	(381)	4	(351)
Cost of professional services, subscription and hosting	(463)	(754)	(548)	(1,940)
Cost of maintenance and support	(36)	—	(100)	—

Total	$9,146	$15,431	$36,610	$28,303

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	March 31, 2009	September 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$420,982	$261,540
Marketable securities	—	56
Accounts receivable and unbilled receivables, net	182,179	217,999
Inventories, net	8,503	7,152
Prepaid expenses and other current assets	34,953	28,536

Total current assets	646,617	515,283

Land, building and equipment, net	51,898	46,485
Goodwill	1,794,861	1,655,773
Intangible assets, net	647,874	585,023
Other assets	40,206	43,635

Total assets	$3,181,456	$2,846,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$6,902	$7,006
Contingent and deferred acquisition payments	58,511	113,074
Accounts payable and accrued expenses	149,205	133,616
Deferred and unearned revenue	147,600	118,902
Other short term liabilities	10,031	9,166

Total current liabilities	372,249	381,764

Long-term portion of debt and capital leases	891,271	894,184
Long-term deferred revenue	20,985	18,134
Other long term liabilities	122,939	127,209

Total liabilities	1,407,444	1,421,291

Stockholders’ equity	1,774,012	1,424,908

Total liabilities and stockholders’ equity	$3,181,456	$2,846,199

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